UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reverse Stock Split

As previously announced, on August 6, 2014, the board of directors of New Residential Investment Corp. (“New Residential”) approved a 1-for-2 reverse stock split of its common stock, and stockholders approved the reverse stock split at a special meeting of stockholders held on October 15, 2014. The reverse stock split was effective after the close of trading on October 17, 2014, and shares of its common stock began trading on a split-adjusted basis on October 20, 2014.

Selected financial data for New Residential which reflects the effect of the 1-for-2 reverse common stock split for (i) the three and six months ended June 30, 2014 and 2013, (ii) the three months ended March 31, 2014 and 2013, (iii) the years ended December 31, 2013 and 2012 and (iv) the period from December 8, 2011 (commencement of operations) through December 31, 2011 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Selected Financial Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Jonathan R. Brown
Jonathan R. Brown
Interim Chief Financial Officer and Principal Accounting Officer

Date: November 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Selected Financial Data.